EXHIBIT 5(a)

                                February 25, 1998

The Valspar Corporation
1101 Third Street South
Minneapolis, MN 55415

         RE: OPINION OF COUNSEL AS TO LEGALITY OF 2,250,000 SHARES OF COMMON STOCK TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 2,250,000 shares of Common Stock, $.50 par value per share, of The Valspar Corporation (the "Company") offered pursuant to The Valspar Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"), The Valspar Profit Sharing Retirement Plan (the "Profit Sharing Plan") and The Valspar Corporation 1991 Stock Option Plan (the "1991 Plan"). These shares are in addition to the 200,000 shares (adjusted for a two-for-one stock split effective March 1997) offered pursuant to the Profit Sharing Plan on a previous Registration Statement on Form S-8 (File No. 33-51222) and the 3,000,000 shares (adjusted for two-for-one stock splits effective March 1992 and March 1997) offered pursuant to the 1991 Plan and registered on previous Registration Statements on Form S-8 (File No.'s 33-39258 and 333-29979).

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 2,250,000 shares of Common Stock to be offered by the Company under the 1991 Plan, the Directors Plan, and the Profit Sharing Plan will when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.